Exhibit 3.24
ECS ENVIRONMENTAL CONTRACTORS, INC.
ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
          1. The name of the corporation is ECS ENVIRONMENTAL CONTRACTORS, INC. (“Corporation”).
          2. The Articles of Incorporation of ECS ENVIRONMENTAL CONTRACTORS, INC. are hereby amended by changing the name of the Corporation to ALABAMA RECYCLING SERVICES, INC.
          3. The Articles of Incorporation are further amended by deleting subparagraph (a) of Article 3 of the Articles of Incorporation and inserting the following language in its stead:
          (a) Picking up, transporting, sorting, recycling, disposing of and reselling waste material.
          4. The amendments to the Articles of Incorporation as set forth in paragraphs 2 and 3 above have been duly recommended by the board of directors of the Corporation and approved by the stockholders of the Corporation as required by law on October 25, 1994.
          5. There is only one class of stock outstanding. There are One Thousand (1,000) shares of capital stock outstanding, all of which are entitled to vote.
          6. All of the outstanding shares of capital stock were voted in favor of the amendments, and none were voted against the amendment.
          7. The undersigned president acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned president acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its president and attested to by its secretary on this 26th day of October, 1994.

ATTEST:	ECS ENVIRONMENTAL CONTRACTORS, INC.

/s/ GW	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

VERIFICATION

STATE OF ALABAMA	)
JEFFERSON COUNTY	)
     Before me, Anne R. Moses, a notary public in and for said county in said state, personally appeared George M. Ward, secretary of the aforenamed corporation, who being first duly sworn, makes oath that he has read the foregoing Articles of Amendment and knows the contents thereof, and that he is informed and believes, and upon such information and belief, avers that the facts alleged therein are true and correct.
     Subscribed and sworn to before me this the 26th day of October, 1994.

/s/ Anne R. Moses Notary Public

THIS INSTRUMENT PREPARED BY:
William S. Fishburne, III
Sadler, Sullivan, Herring & Sharp, P.C.
2500 SouthTrust Tower
Birmingham, Alabama 35203
ARTICLES OF INCORPORATION
OF
ECS ENVIRONMENTAL CONTRACTORS, INC.
TO THE HONORABLE JUDGE OF PROBATE
IN AND FOR JEFFERSON COUNTY, ALABANA
     The undersigned, William S. Fishburne, III, being over the age of nineteen years, and acting as incorporator of a corporation under the laws of the State of Alabama, adopts the following Articles of Incorporation for such corporation:
     1. The name of the corporation is: ECS Environmental Contractors, Inc.
     2. The period of duration of the corporation shall be perpetual.
     3. The objects and purposes for which the corporation is formed are:
               (a) Picking up, transporting, sorting, disposing of and reselling waste material.

               (b) The transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act.
               (c) To apply for, purchase, or acquire by assignment, transfer or otherwise, and hold, mortgage or otherwise pledge, and to sell, exchange, transfer, deal in and in any manner dispose of, real property of any kind, class, interest, or type, wheresoever situated, and to exercise, carry out and enjoy any license, power, authority, concession, right or privilege which any corporation may make or grant.
               (d) To manufacture, purchase, or otherwise acquire, and to hold, own, mortgage, pledge, sell, transfer, or in any manner dispose of, and to deal and trade in goods, wares, merchandise and personal property of every class and description, wherever situated; and to own and operate mines, plants, factories, mills, warehouses, yards, merchandise stores, commissaries and all other installations of whatever character or description, together with the equipment, rolling stock, and other facilities used or useful in connection with or incidental thereto.
               (e) To purchase or otherwise acquire, hold, use, sell, assign, lease, mortgage or in any manner dispose of, and to take, exchange and grant licenses, or other rights therein, in respect of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements, processes, formulae, methods, copyrights, trademarks and trade names, know how, and trade secrets, relating to or useful in connection with any business, objects or purposes of the corporation.
               (f) To engage in the business of exploiting natural resources, to search, prospect and explore for useful or valuable substances, to acquire and extract such substances, to sell and dispose of such substances, and to refine such substances and manufacture and sell and dispose of products and by-products derived therefrom.
               (g) To subscribe for, acquire, hold, sell, assign, transfer, mortgage, pledge, or in any manner dispose of shares of stock, bonds or other evidences of indebtedness or securities issued or created by any other corporation of Alabama or any other state or any foreign country and, while the owner thereof, to exercise all the rights, privileges and powers of ownership, including the right to vote thereon, to the same extent as a natural parson may do, subject to the limitations, if any, on such rights now or hereafter provided by the laws of Alabama.

               (h) To enter into, make and perform contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association, partnership, limited partnership, corporation, municipality, county, state, territory, government, governmental subdivision, or body politic.
               (i) To acquire the good will, rights, assets and properties, and to undertake the whole or any part of the liabilities, of any person, firm, association or corporation; to pay for the same in cash, the stock or other securities of the corporation, or otherwise, to hold, or in any manner dispose of, the whole or any part of the property so acquired; to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of any such business.
               (j) To borrow and lend money, without security, or upon the giving or receipt of such security as the board of directors of the corporation may deem advisable by way of mortgage, pledge, transfer, assignment, or otherwise, of real and personal property of every nature and description, or by way of guaranty, or otherwise.
               (k) To draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, debentures, and other negotiable or transferable instruments.
               (l) To purchase (by means of tender, direct purchase, bids in the market or otherwise), take, receive, redeem, exchange, or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of, at any time or from time to time, any of its bonds, debentures, notes, scrip, or evidences of indebtedness or any of its common or other stock, whether or not redeemable, or other securities, and to hold, sell, transfer or reissue the same; provided that purchases of its own shares of stock may be made only to the extent of earned surplus and to the extent of capital surplus; and provided that any shares of the common stock of the corporation acquired by the corporation shall, until the disposition, retirement or cancellation thereof, be held by the corporation as treasury shares, unless, prior to the acquisition of any such shares, the board of directors of the corporation (or any committee authorized to exercise the powers of the board) shall have determined that such shares shall, upon the acquisition thereof, be restored to the status of authorized but unissued shares.

               (m) To act as agent, jobber, broker or attorney in fact in buying, selling and dealing in real and personal property of every nature and description and leases respecting the same and estates and interests therein and Mortgages and securities thereon, in making and obtaining loans, whether secured by such property or not, and in supervising, managing and protecting such property and loans and all interest in and claims affecting the same.
               (n) To purchase, take, receive, redeem or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares of stock, and its bonds, debentures, notes, scrip, or other securities or evidences of indebtedness, and to hold, sell, transfer or reissue any thereof.
               (o) To enter into any plan or project for the assistance and welfare of its employees.
               (p) To enter into any legal arrangements for sharing of profits, union of interest, reciprocal concessions, or cooperation, as partner, joint venturer, or otherwise, with any person, partnership, corporation, association, combination, organization, entity or other body whatsoever, domestic, or foreign, carrying on or proposing to carry on, or any business which this corporation is authorized to carry on, or any business or transaction deemed necessary, convenient or incidental to carrying out of any of the objects of this corporation.
               (q) To have one or more offices to carry on all of its operations and business without restriction or limit as to amount, in any of the states, districts, territories or possessions or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, possession, colony or country.
               (r) To endorse, or otherwise guarantee, or become a surety with respect to, or obligate itself for, or without becoming liable therefor, nevertheless, to pledge or mortgage all or any part of its properties to secure the payment of the principal of, and interest on, or either thereof, any bonds, including construction or performance bonds, debentures, notes, scrip, coupons, contracts or other obligations or evidences of indebtedness, or the performance of any contract, lease, construction, performance or other bond, mortgage, or obligation of any other corporation or association, domestic or foreign, or of any firm, partnership, joint venture, or other person whatsoever, in which this corporation may have a lawful interest, or on account of, or with respect to any transaction in which this corporation shall receive any lawful consideration, advantage or benefit, on any account whatsoever. Irrespective of any other profit, consideration, if any, irrespective of the relative net worth of the corporations, associations, or persons involved, and of the relative amounts of obligations involved, this corporation shall be deemed to have a lawful interest in any corporation, association, or person (A) which owns stock in this corporation, or (B) which owns stock in another corporation which owns stock in this corporation, or (C) in which this corporation owns stock, or (D) in which another corporation owns stock which also owns stock in this corporation or (E) in which any one or more persons who own stock in this corporation also own stock, or (F) which or who has entered into any contractual arrangement pursuant to which any such corporation or person undertakes corresponding or like obligations or endoressment, guarantee, or suretyship, with respect to all or any such obligations or evidences of indebtedness, contracts of this corporation, or which may engage with this corporation, in the conduct of any joint venture or enterprise, or in the use of common facilities or services.
                      (s) To carry on any other business in connection with the foregoing.
                      (t) To do any and all of the things herein set out and such other things as are incidental or conducive to the attainment of the objects and purposes of this corporation, to the same extent as natural persons might or could do and in any part of the world, as principal, factor, agent, contractor, or otherwise either alone or in conjunction with any person, firm, association, corporation or any entity of whatsoever kind, and to do any and all such acts and things and to exercise any and all such powers to the full extent authorized or permitted to a corporation under any laws that may be now or hereafter applicable or available to this corporation.
          The foregoing clauses, and each phrase thereof, shall be construed as objects and purposes of this corporation, as well as powers and provisions for the regulation of the business and the conduct of the affairs of the corporation, the directors, and shareholders thereof, all in addition to those powers specifically conferred upon the corporation by law, and it is hereby expressly provided that the foregoing specific enumeration of purposes and powers shall not be held to limit or restrict in any manner the powers of the corporation otherwise granted by law. Nothing herein contained, however, shall be construed as authorizing this corporation to carry on the business of banking or that of a trust company, or the business of insurance in any of its branches.

     4. The total number of shares which the corporation shall have authority to issue shall be one thousand (1,000) shares of common stock of the par value of One Dollar ($1.00) per share. Each shareholder may have his or her shares issued (A) in his or her individual name, or (B) in the names of two or more persons as joint tenants with right of survivorship and not as tenants in common, or (C) as tenants in common.
     5. (a) The name and address of the incorporator is as follows:

NAMES	ADDRESSES
William S. Fishburne, III	2500 SouthTrust Tower Birmingham, Alabama 35203
     (b) The initial Board of Directors shall consist of one (1) person; the names and addresses of the directors chosen to serve until the first annual meeting of the shareholders, or until their successors are elected and qualified are as follows:

NAME OF DIRECTORS	ADDRESSES
Gregory R. Bray	5639 Miller Industrial Boulevard
Birmingham, Alabama 35210
     (c) The names and addresses of the officers chosen for the first year and until their successors are elected and qualified are as follows:

NAME OF OFFICERS	ADDRESSES	OFFICE
Gregory R. Bray	5639 Miller Industrial Blvd.	President,
	Birmingham, Alabama 35210	Secretary and
Treasurer
     6. The location and mailing address of the initial registered office of the corporation in the state of Alabama is 5639 Miller Industrial Boulevard, Birmingham, Alabama 35210 and the name of its initial registered agent at such address is Gregory R. Bray.
     7. (a) This corporation may from time to time issue its shares for such consideration (but not less than par if the shares have a par value) as may be fixed from time to time by the Board of Directors and may receive payment thereof, in whole or in part, in money, labor or services actually performed, personal property (tangible and intangible) or real property. (b) Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of a corporation. (c) In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration received shall be conclusive. (d) Any and all shares so issued for which the consideration so fixed shall have been paid or delivered shall be deemed fully paid shares and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payment in respect thereof. (e) No certificate for any shares in the corporation shall be issued until such share is fully paid.
     8. This corporation may from time to time and at any time issue and sell warrants, in bearer or registered form, or other instruments for the purchase of shares of any class of the corporation within such period of time, or without limit as to time, in such aggregate number of shares, and at such price or prices per share, as the Board of Directors may determine. Such warrants or other instruments may be issued separately or in connection with the issue of any bond, debentures, notes or other evidences of indebtedness of shares of the capital stock of any class of the corporation and for such consideration and on such terms and conditions as the Board of directors may determine to be desirable.
     9. This corporation may, from time to time, lawfully enter into any agreement to which all, or less than all, of the holders of record of its issued and outstanding shares shall be parties, restricting the transfer of any or all shares represented by certificates upon such reasonable terms and conditions as may be approved by the Board of Directors of this corporation, provided that such restrictions be conspicuously noted upon each certificate representing such shares.

     10. So far as not otherwise expressly provided by the laws of the State of Alabama, the corporation shall be entitled to treat the person or entity in whose name any share is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in said share on the part of any person, whether or not the corporation shall have notice thereof.
     11. Any and every statute of the State of Alabama hereafter enacted whereby the rights, powers and privileges of the shareholders of corporations organized under the general laws of the State of Alabama are increased, diminished or in any way affected, or whereby effect is given to the action taken by any part but less than all of the shareholders of any such corporation, shall apply to this corporation and to every shareholder thereof, to the same extent as if such statute had been in force at the date of the making and filing of these Articles of Incorporation.
     12. By-Laws. (a) The By-Laws of the corporation shall contain provisions for the regulation and management of the affairs of the corporation not inconsistent with any provisions of the Articles of Incorporation, and not inconsistent with the laws of the State of Alabama. (b) The initial By-Laws of the corporation shall be adopted by the shareholders. (c) The By-Laws of the corporation shall be subject to alteration, amendment or repeal, and new By-Laws may be adopted by the affirmative vote of the majority of the Board of Directors; provided, however, that the Board of Directors may not alter, amend or repeal any By-Law establishing what constitutes a quorum at shareholder’s meetings. (d) No amendment decreasing the number of directors shall have the effect of shortening the term of any incumbent director.
     13. (a) The corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by these Articles of Incorporation, (b) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized: (1) to fix and determine and to vary the amount of working capital of the corporation; (2) to determine whether any, and if any, what part of any accumulated profits shall be declared and paid as dividends; (3) to determine the date or dates for the declaration and payment of dividends; and (4) to direct and determine the use and disposition of any surplus or net profits over and above the stated capital paid in. The corporation may, in its By-Laws, confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon directors by statute.

     14. If at any time the corporation is engaged in the business of exploiting natural resources, dividends may be declared and paid in cash out of depletion reserves, but each such dividend shall be identified as a distribution of such reserves and the amount per share paid from such reserves shall be disclosed to the shareholders receiving the same concurrently with the distributions thereof.
     15. No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest of because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, if the contract or transaction is fair and reasonable to the corporation and if either:
     (1) The fact of such relationship or interest is disclosed to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors: or

     (2) The fact of such relationship or interest is disclosed to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent.
     Common or interested directors may not be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.
     16. The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter provided by law, and all rights conferred upon officers, directors and shareholders herein are granted subject to this reservation.
     17. Denial of Pre-emptive Rights. No shareholder of any shares of this corporation shall be entitled to any pre-emptive rights under SS10-2A-44 of the Alabama Business Corporation Act or under the corresponding provision of any other or subsequent Alabama statute.
     18. Other Activities of the Shareholders. It is contemplated that the shareholders of the Corporation will participate or invest in other business ventures which may be competitive with the business of the Corporation or which may be the type of business which the Corporation is likely to pursue.

Nothing herein shall prohibit any shareholders of the Corporation from investing or participating in any other such business ventures, regardless of the nature of such business ventures and whether or not such investment or participation is pursued for gain, profit or other pecuniary advantage and whether or not such investment or participation will require any services on the part of such shareholders in the operation of the companies in which such investment or participation is made. No shareholder of the Corporation or the Corporation shall have any rights by virtue of their ownership of shares in the Corporation, or otherwise, in and to such other business ventures or the income or profits derived therefrom. The Corporation and each shareholder of the Corporation hereby releases the other shareholders of the Corporation from any claim or cause of action which may arise against any other shareholder, by reason of such shareholder’s participation, as an officer, director, shareholder, or otherwise, in such other business venture or ventures, including, but not limited to, any claim for usurpation of corporate opportunity or any such similar claim or cause of action.
     IN WITNESS WHEREOF, the undersigned incorporators have hereunto subscribed their signatures to these Articles of Incorporation this 18th day of August, 1994.

/s/ William S. Fishburne, III William S. Fishburne, III